Exhibit 99.1

Immersion Corporation Reports First Quarter 2021 Results

–Generated 14% of revenue growth over first quarter 2020, positive operating cash flow, and strong profitability

–Sees continued sequential improvement in revenue and operating income for the remainder of the year

–Closed the quarter with cash and cash equivalents of over $3 per share

SAN FRANCISCO, May 6, 2021 – Immersion Corporation (NASDAQ: IMMR), the leading developer and provider of technologies for haptics, today reported financial results for the first quarter ended March 31, 2021.
First Quarter Financial Summary:
•    Total revenues of $7.2 million, compared to $6.3 million in the first quarter of 2020. Royalty and license revenues were $7.1 million, compared to $6.2 million in the first quarter of 2020.

•    GAAP operating expenses of $4.6 million declined 57% from $10.8 million in the first quarter of 2020. Non-GAAP operating expenses of $4.0 million declined 53% from non-GAAP operating expenses of $8.5 million in the first quarter of 2020. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

•    GAAP net income was $2.0 million, or $0.07 per diluted share, compared to GAAP net loss of $4.8 million, or $0.16, in the first quarter of 2020.
•    Non-GAAP net income was $2.8 million, or $0.10 per diluted share, compared to non-GAAP net loss of $2.6 million, or $0.08, in the first quarter of 2020.

•    As of March 31, 2021, cash and cash equivalents totaled $102.6 million.

Financial Outlook:
“The positive financial results that we report today is the result of our team’s progress in transforming the business, despite the uncertain environment of COVID 19. With continued disciplined focus on optimizing operating expenses and growing our revenues, Immersion is on a positive trajectory toward improved profitability and cash flow generation,” said Jared Smith, Immersion’s Interim CEO. “Interest in haptics is at an all-time high. We expect that as more consumers experience advanced haptics, we’ll see greater adoption of our technology in our core markets, resulting in continued growth for the company.”

Recent Business Highlights:

•    Continued adoption of haptics by automotive brands, including the new Cadillac Celestiq and BMW iX, supplied by existing Immersion tier 1 licensees.

•    Year over year quarterly revenue growth in each of Immersion’s three core markets: automotive, gaming, and mobile.

•    Panasonic Mobile Communications Co. Ltd. renewed its license for Immersion technology and TouchSense software in mobile.

•    Expanded the reach of our channel partner program, reflecting increased momentum in the China mobile market.

First Quarter Earnings Conference Call and Webcast

Immersion will host a conference call with company management today at 2:00 p.m. PT (5:00 p.m. ET) to discuss financial results for the first quarter ended March 31, 2021. To participate on the live call, analysts and investors should dial +1-800-367-2403 (conference ID: 8181866) at least ten minutes prior to the start of the call

A recorded webcast will also be available for 90 days in the "IR News and Events” page of Immersion's Investor Relations website at https://ir.immersion.com/news-and-events.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. The Company has not reconciled the non-GAAP financial measures guidance to the corresponding GAAP measures on a forward-looking basis due to the uncertainty and the potential variability of many of the costs and expenses that may be incurred in the future. Accordingly, reconciliations of the Company’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, and include statements regarding our expectation that as more consumers experience advanced haptics, we will see greater adoption of our technology in our core markets, resulting in continued growth for the Company, and other statements regarding the future prospects and opportunities for the Company’s business.
Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2020 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$102,624	$59,522
Accounts and other receivables	2,034	2,218
Prepaid expenses and other current assets	11,213	12,610
Total current assets	115,871	74,350
Property and equipment, net	254	209
Long-term deposits	12,296	12,571
Other assets	7,987	9,000
TOTAL ASSETS	$136,408	$96,130
LIABILITIES
Accounts payable	$469	$149
Accrued compensation	933	1,001
Other current liabilities	2,718	2,457
Deferred revenue	5,098	5,173
Total current liabilities	9,218	8,780
Long-term deferred revenue	20,183	21,334
Other long-term liabilities	1,709	2,035
TOTAL LIABILITIES	31,110	32,149
STOCKHOLDERS’ EQUITY	105,298	63,981
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$136,408	$96,130

(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Royalty and license	$7,068	$6,182
Development, services, and other	91	75
Total revenues	7,159	6,257
Costs and expenses:
Cost of revenues	29	44
Sales and marketing	1,106	1,716
Research and development	1,307	1,689
General and administrative	2,224	7,356
Total costs and expenses	4,666	10,805
Operating income (loss)	2,493	(4,548)
Interest and other income (loss), net	(316)	(228)
Income (loss) before provision for income taxes	2,177	(4,776)
Provision for income taxes	(141)	(52)
Net income (loss)	$2,036	$(4,828)
Basic net income (loss) per share	$0.07	$(0.16)
Shares used in calculating basic net income (loss) per share	28,579	31,006
Diluted net income (loss) per share	$0.07	$(0.16)
Shares used in calculating diluted net income (loss) per share	29,180	31,006

Immersion Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP net income (loss)	$2,036	$(4,828)
Add: Provision for income taxes	141	52
Less: Non-GAAP provision for income taxes	(29)	(42)
Add: Stock-based compensation	531	729
Add: Restructuring expense	101	524
Add: Depreciation and amortization of property and equipment	$24	$963
Non-GAAP net income (loss)	$2,804	$(2,602)
Non-GAAP net income (loss) per diluted share	$0.10	$(0.08)
Dilutive shares used in calculating Non-GAAP net income (loss) per share	29,180	31,006

Immersion Corporation
Disaggregated Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Fixed fee license revenue	$1,275	$1,287
Per-unit royalty revenue	5,793	4,895
Total royalty and license revenue	7,068	6,182
Development, services, and other revenue	91	75
Total revenue	$7,159	$6,257

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Mobility	68%	77%
Gaming	19%	11%
Automotive	13%	12%
Total	100%	100%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP operating expenses	$4,637	$10,761
Adjustments to non-GAAP operating expenses:
Stock-based compensation expense - S&M	(224)	(45)
Stock-based compensation expense - R&D	(318)	(168)
Stock-based compensation expense - G&A	11	(516)
Restructuring expense	(101)	(524)
Depreciation and amortization of property and equipment	(24)	(963)
Non-GAAP operating expenses	$3,981	$8,545

Investor Contact:
Aaron Akerman
Immersion Corporation
514-987-9800 ext. 5110
aakerman@immersion.com